UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2008
KAYDON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (734) 747-7025
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Executive Officers; Compensatory Arrangements of Certain Officers.
(e) On February 14, 2008, the Compensation Committee of the Board of Directors of Kaydon Corporation (“Kaydon”) granted non-qualified options to acquire Kaydon common stock under its 1999 Long Term Stock Incentive Plan (the “1999 Plan”) to the named executive officers and in the amounts set forth below:

		Number of
Name	Title	Stock Options
James O’Leary	President & Chief Executive Officer	45,000
John R. Emling	Senior Vice President & Chief Operating Officer	20,000
Peter C. DeChants	Senior Vice President, Corporate Development	10,000
Kenneth W. Crawford	Senior Vice President & Chief Financial Officer	10,000
     Each such grant will be evidenced by a non-qualified stock option agreement that will be substantially similar to the form of non-qualified stock option agreement previously filed as Exhibit 10.2 to Kaydon’s Current Report on Form 8-K filed February 22, 2005, except that the options vest over five years.
     Also on February 14, 2008, the Compensation Committee awarded shares of Kaydon common stock, subject to restrictions and forfeiture in the event of termination of employment, under the 1999 Plan to the named executive officers and in the amounts set forth below:

		Number
Name	Title	of Shares
James O’Leary	President & Chief Executive Officer	25,000
John R. Emling	Senior Vice President & Chief Operating Officer	10,000
Peter C. DeChants	Senior Vice President, Corporate Development	7,000
Kenneth W. Crawford	Senior Vice President & Chief Financial Officer	7,000
Debra K. Crane	Vice President & General Counsel	5,000
Anthony T. Behrman	Vice President, Human Resources	5,000
     Each such award will be evidenced by a restricted stock agreement that will be substantially similar to the form of restricted stock agreement previously filed as Exhibit 10.1 to Kaydon’s Current Report on Form 8-K filed February 22, 2005.
     Kaydon will file the form of non-qualified stock option agreement and the form of restricted stock agreement, which are to be used for option grants and restricted stock awards made under the 1999 Plan on and after February 14, 2008, with its quarterly report on Form 10-Q for the first quarter 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 21, 2008	KAYDON CORPORATION
	By:	/s/ Kenneth W. Crawford
Kenneth W. Crawford
Senior Vice President & Chief Financial Officer